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                                                                   EXHIBIT 10(w)



                           RESTRICTED STOCK AGREEMENT



         AGREEMENT made this 19th day of August, 1996 between K N ENERGY, INC., a Kansas corporation (the "Company"), and ________________________________
("Employee").

         1.      AWARD.

                 (a) SHARES. Pursuant to the K N Energy, Inc. 1994 Long-Term Incentive Plan (the "Plan"), ____________ shares (the "Restricted Shares") of the Company's common stock, par value $5.00 per share ("Stock"), shall be issued as hereinafter provided in Employee's name subject to certain restrictions thereon.

                 (b) ISSUANCE OF RESTRICTED SHARES. The Restricted Shares shall be issued upon acceptance hereof by Employee and upon satisfaction of the conditions of this Agreement.

                 (c) PLAN INCORPORATED. Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Restricted Shares shall be subject to all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, which Plan is incorporated herein by reference as a part of this Agreement.

         2. RESTRICTED SHARES. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:

                 (a) FORFEITURE RESTRICTIONS. The Restricted Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of to the extent then subject to the Forfeiture Restrictions (as hereinafter defined). In the event of termination of Employee's employment with the Company prior to the lapse of the Forfeiture Restrictions as provided in (b) below, Employee shall, for no consideration, forfeit to the Company all Restricted Shares to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender Restricted Shares to the Company upon termination of employment are herein referred to as "Forfeiture Restrictions." The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Restricted Shares.

                 (b) LAPSE OF FORFEITURE RESTRICTIONS. The Restricted Shares shall be divided into equal [one-third] [one-fifth] increments to correspond with each year of the [three-] [five-] year period following the date of grant hereof (the "Increments") and the Forfeiture Restrictions shall lapse as to a portion of the Restricted Shares in each Increment based on the Company's compounded annual increase in earnings per share for the corresponding year in accordance with the following schedule:
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

          COMPOUNDED ANNUAL INCREASE         PORTION OF INCREMENT WITH
            IN EARNINGS PER SHARE         LAPSE OF FORFEITURE RESTRICTIONS
            ---------------------         --------------------------------
                 15% or more                            100%
            10% but less than 15%                        50%
                less than 10%                             0%

Notwithstanding the foregoing, the Forfeiture Restrictions shall lapse as to all of the Restricted Shares on the earlier of (i) the occurrence of a Change in Control (as such term is defined in the Plan), (ii) the date Employee's employment with the Company is terminated by reason of death, disability (as determined by the Committee) or normal retirement on or after age sixty-five, or (iii) the tenth anniversary of the grant hereof.

                 (c) CERTIFICATES. One or more certificates evidencing the Restricted Shares shall be issued by the Company in Employee's name, or at the option of the Company, in the name of a nominee of the Company, pursuant to which Employee shall have voting rights and shall be entitled to receive all dividends unless and until the Restricted Shares are forfeited pursuant to the provisions of this Agreement. Each certificate shall bear the following legend:

         The shares evidenced by this certificate have been issued pursuant to an agreement dated August 19, 1996, a copy of which is attached hereto and incorporated herein, between the Company and the registered holder of the shares, and are subject to forfeiture to the Company under certain circumstances described in such agreement. The sale, assignment, pledge or other transfer of the shares of stock evidenced by this certificate is prohibited under the terms and conditions of such agreement, and such shares may not be sold, assigned, pledged or otherwise transferred except as provided in such agreement.

The Company may cause the certificate or certificates to be delivered upon issuance to the Secretary of the Company or to such other depository as may be designated by the Committee as a depository for safekeeping until the forfeiture occurs or the Forfeiture Restrictions lapse pursuant to the terms of the Plan and this award. Upon request of the Committee, Employee shall deliver to the Company a stock power, endorsed in blank, relating to the Restricted Shares then subject to the Forfeiture Restrictions. Upon the lapse of the Forfeiture Restrictions without forfeiture, the Company shall cause a new certificate or certificates to be issued without legend in the name of Employee in exchange for the certificate evidencing the Restricted Shares. Notwithstanding any other provisions of this Agreement, the issuance or delivery of any shares of Stock (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any shares of Stock if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

         3. WITHHOLDING OF TAX. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to Employee for federal, state, or local income



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tax purposes, Employee shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Committee may permit payment of such taxes to be made through the tender of cash or Stock, the withholding of Stock out of shares otherwise distributable or any other arrangement satisfactory to the Committee. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee.

         4. STATUS OF STOCK. Employee agrees that the Restricted Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Employee also agrees (i) that the certificates representing the Restricted Shares may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the Restricted Shares on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Restricted Shares.

         5. EMPLOYMENT RELATIONSHIP. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company, any successor corporation or a parent or subsidiary corporation (as defined in section 424 of the Code) of the Company or any successor corporation. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.

         6. COMMITTEE'S POWERS. No provision contained in this Agreement shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Committee pursuant to the terms of the Plan, including, without limitation, the Committee's rights to make certain determinations and elections with respect to the Restricted Shares.

         7. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

         8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.





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         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and Employee has executed this Agreement, all effective as of the date first above written.

                                        K N ENERGY, INC.


                                        By:
                                           ------------------------------
                                              Name:
                                                   ----------------------

                                                   ----------------------
                                              Title:
                                                    ---------------------

                                        ---------------------------------
                                              EMPLOYEE





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